UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported): April 23, 2013

COLONIAL PROPERTIES TRUST
(Exact name of registrant as specified in its charter)

Alabama	1-12358	59-7007599
(State or other jurisdiction	(Commission File Number)	(IRS Employer Identification
of incorporation)		Number)
COLONIAL REALTY LIMITED PARTNERSHIP
(Exact name of registrant as specified in its charter)

Delaware	0-20707	63-1098468
(State or other jurisdiction of	(Commission File Number)	(IRS Employer Identification
incorporation)		Number)

2101 Sixth Avenue North, Suite 750, Birmingham, Alabama 35203
(Address of principal executive offices) (Zip Code)

(205) 250-8700
(Registrant's telephone number, including area code)

Not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On April 23, 2013, the Executive Compensation Committee (“Compensation Committee”) of the Board of Trustees of Colonial Properties Trust (the "Company") approved a modification to the 2013 Annual Incentive Plan for each of the current employees identified as the “named executive officers” of the Company (the “Named Executive Officers”) in the Company's proxy statement with respect to the 2012 annual meeting of shareholders.  The 2013 Annual Incentive Plan was  approved by the Compensation Committee and described in a Current Report on Form 8-K filed with the Securities and Exchange Commission (“SEC”) on January 29, 2013 (“Prior 8-K Filing”).

Under the terms of the 2013 Annual Incentive Plan, as approved by the Compensation Committee in January 2013, among other things, the first 75% of each annual incentive award would automatically be payable to the applicable participant in time-vesting restricted common share awards, and, as to the remaining 25% of the award, each participant would receive cash or restricted shares, at his or her election.  A named executive officer who elects to receive some or all of the remaining 25% of the award in restricted common shares would receive shares having a market value on the grant date equal to up to 140% of the elected amount, as described in the Prior 8-K Filing.  As modified, each named executive officer will be able to elect to receive the remaining 25% of the award in either unrestricted common shares or in restricted common shares.  A named executive officer who elects to receive some or all of the remaining 25% of the award in restricted common shares (as opposed to an election to receive unrestricted common shares) will continue to receive shares having a market value on the grant date equal to up to 140% of the elected amount, as described above.  All of the above-described awards would be issued under the Company's Amended 2008 Omnibus Incentive Plan, as amended.  For a description of the other principal terms of the 2013 Annual Incentive Plan, which remain unchanged, please refer to the Prior 8-K Filing.

Item 5.07	Submission of Matters to a Vote of Security Holders

The annual meeting of shareholders (the "Annual Meeting") of the Company was held on April 24, 2013. Following are brief descriptions of the matters voted on at the Annual Meeting and the final results of such voting. The proposals are described in detail in the Company's definitive proxy statement for the Annual Meeting filed with the Securities and Exchange Commission on March 13, 2013 (the "Proxy Statement").

Proposal 1 - Election of Trustees

The following individuals, constituting all of the nominees named in the Proxy Statement, were elected as trustees to serve until the 2014 annual meeting of shareholders or until their successors are elected and qualified. The following votes were taken in connection with this proposal:

Elected Trustees	Term Expires	Votes For	Votes Withheld	Broker Non-Votes
Carl F. Bailey	2014	73,100,482	2,017,610	6,333,219
Edwin M. Crawford	2014	74,173,574	944,518	6,333,219
M. Miller Gorrie	2014	69,111,381	6,006,711	6,333,219
William M. Johnson	2014	72,711,822	2,406,270	6,333,219
James K. Lowder	2014	72,915,198	2,202,894	6,333,219
Thomas H. Lowder	2014	72,420,980	2,697,112	6,333,219
Herbert A. Meisler	2014	72,688,827	2,429,265	6,333,219
Claude B. Nielsen	2014	72,589,939	2,528,153	6,333,219
Harold W. Ripps	2014	72,512,419	2,605,673	6,333,219
John W. Spiegel	2014	73,960,298	1,157,794	6,333,219

Proposal 2 - Ratification of Appointment of Independent Registered Public Accounting Firm

The proposal to ratify the appointment of Deloitte & Touche LLP as the Company's independent registered public accounting firm for the fiscal year ending December 31, 2013 was approved by the shareholders. The following votes were taken in connection with this proposal:

Votes For	79,771,431
Votes Against	1,639,215
Abstentions	40,665

Proposal 3 - Advisory Vote to Approve Named Executive Officer Compensation

The shareholders approved, on a non-binding, advisory basis, the compensation of the Company's named executive officers as set forth in the Proxy Statement. The following votes were taken in connection with this proposal:

Votes For	72,737,209
Votes Against	2,178,346
Abstentions	202,537
Broker Non-Votes	6,333,219

* * *
This Current Report on Form 8-K is being filed or furnished, as applicable, on behalf of Colonial Properties Trust ("CLP") and Colonial Realty Limited Partnership ("CRLP") to the extent applicable to either or both registrants. Certain of the events disclosed in the items covered by this Current Report on Form 8-K may apply to CLP only, CRLP only or both CLP and CRLP, as applicable.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, Colonial Properties Trust and Colonial Realty Limited Partnership now each has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COLONIAL PROPERTIES TRUST

April 29, 2013	By:	/s/ John P. Rigrish
John P. Rigrish
Chief Administrative Officer
and Corporate Secretary

COLONIAL REALTY LIMITED PARTNERSHIP

By: Colonial Properties Trust, its general partner

April 29, 2013	By:	/s/ John P. Rigrish
John P. Rigrish
Chief Administrative Officer
and Corporate Secretary